UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2009

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(720) 204-1150
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

Under the terms of a Joint Development Agreement (“JDA”) entered into between the Company and Renergix Wind LLC (“Renergix”), having an effective date of January 1, 2009, Renergix is entitled to share-based compensation issued in installments of generally 15,000 shares, upon specified milestones being achieved. A maximum of 120,000 shares of restricted common stock, for each Qualified Project, which includes the Hedley Point wind project, will be issued.

As noted in the Other Events section below, a specified milestone pertaining to the JDA has been achieved with the filing of a Request for Small Generator Interconnection. Accordingly, Renergix is entitled to receive, and its principals will be issued, 15,000 shares of restricted common stock as a milestone payment in the development of the Hedley Pointe wind power project.  In connection with this stock issuance, Renergix and its principals will execute and deliver to the Company an investment agreement.

We relied upon the exemption from federal registration under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, based on our belief that the issuance of such shares did not involve a public offering or general solicitation and the representation of Renergix and its principals that they are an “accredited investor” as defined in Rule 501(a) of Regulation D. Renergix and its principals were afforded an opportunity for effective access to files and records of the Company that contained relevant information needed to make an investment decision, including our financial statements and periodic reports filed pursuant to the 1934 Act. We reasonably believed that Renergix and its principals have such knowledge and experience in financial and business matters so that they are capable of evaluating the risks of the investment. All certificates evidencing the subject shares shall contain restrictive investment legends noted thereon.

Item 8.01 – Other Events.

On September 16, 2009, NACEL Energy confirmed the submission of a Request for Small Generator Interconnection to Golden Spread Electric Cooperative, Inc., acting as agent for Swisher Electric Cooperative, Inc. concerning the interconnection of the Company’s Hedley Pointe wind power project to the electric grid.

NACEL Energy’s complete submission included requisite engineering drawings, other technical documentation including wind turbine selection and a proposed date of commissioning (operations).

NACEL Energy anticipates a period of several months, or longer, before a final interconnection agreement can be executed. In the interim, important additional development milestones are underway including, without limitation, obtaining of turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Hedley Pointe is not expected until the fourth quarter of 2010, or later depending on future events.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: September 16, 2009	By:	/s/ Paul Turner
Paul Turner, Chief Executive Officer